Registration No. 333-
       ========================================================================
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                               ----------------------

                                   FORM S-8

                              REGISTRATION STATEMENT
                                    UNDER
                             THE SECURITIES ACT OF 1933
                               -----------------------


                         New England Business Service, Inc.
               -----------------------------------------------------
               (Exact name of registrant as specified in its charter)


                   Delaware                             04-2942374
         -------------------------------            --------------------
         (State or other jurisdiction of            (I.R.S. Employer
         organization or incorporation               Identification No.)


                                 500 Main Street
                           Groton, Massachusetts 01471
             ------------------------------------------------------------
             (Address of principal executive offices, including zip code)


            401(k) Plan for Employees of New England Business Service, Inc.
            ---------------------------------------------------------------
                              (Full title of the plan)


                                  Craig Barrows
                   Vice President, General Counsel and Secretary
                         New England Business Service, Inc.
                                 500 Main Street
                            Groton, Massachusetts 01471
                                 (978) 448-6111
               ---------------------------------------------------------
               (Name, address and telephone number, including area code,
                                of agent for service)


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
                                Proposed       Proposed
  Title of                      Maximum        Maximum       Amount of
Securities to  Amount to be  Offering Price    Aggregate    Registration
be Registered   Registered     Per Share*   Offering Price       Fee
-------------  ------------  -------------- --------------  ------------
Common Stock
($1.00 par      1,000,000       $22.26       $22,260,000     $2,047.92
  value)

* Estimated solely for the purpose of calculating the registration fee. This amount was calculated pursuant to Rule 457 upon the basis of the average of the high and low prices of the registrant's common stock as reported in the consolidated reporting system of the New York Stock Exchange on February 20, 2002.

	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

	This Registration Statement on Form S-8 relates to the registration of an additional 1,000,000 shares of Common Stock pursuant to an offering to eligible employees of the Registrant pursuant to the 401(k) Plan for Employees of New England Business Service, Inc. (the "Plan"). Under earlier Registration Statements on Form S-8 (File Nos. 2-93696, 33-30563, 33-43900, 333-32719 and 333-43804), an aggregate of
1,980,000 shares of Common Stock have been registered for issuance pursuant to the Plan.

	This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-43804) filed by the Registrant on August 15, 2000 relating to the Plan, with the following exceptions of Part II Items 3 and 5, which are amended and restated in their entirety to read as follows:

Item 3. Incorporation of Documents by Reference.

	The following documents filed by the registrant and the Plan with the Securities and Exchange Commission are incorporated herein by reference:

(1) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000.

(2) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

(3) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 29, 2001, and December 29, 2001.

(4) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A, filed on February 2, 1995, including any amendment or reports filed for the purpose of updating such description.

(5) The description of the Company's purchase rights attached to the common stock contained in Amendment No. 1 to the Company's Registration Statement on Form 8-A, filed on February 15, 1995, including any amendment or reports filed for the purpose of updating such description.

	All documents filed by the registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

	Any statements contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

	The validity of the shares of Common Stock offered hereby has been passed upon for the registrant by Craig Barrows, Vice President, General Counsel and Secretary of the registrant. As of the date of this registration statement, Mr. Barrows is the beneficial owner of 9,907 shares of Common Stock, which includes (a) 287 shares owned jointly by Mr. Barrows and his wife, (b) 7,500 shares which may be acquired within 60 days of the date of this registration statement through the exercise of stock options, and (c) 2,120 equivalent shares allocated to his account in the 401(k) Plan for Employees of New England Business
Service, Inc.

Item 8. Exhibits.

	Exhibits required as part of this registration statement are listed in the index on page 7.

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Groton, Massachusetts, this 22nd day of February, 2002.

                                      New England Business Service, Inc.


                                      By: DANIEL M. JUNIUS
                                         -------------------------------
                                         Daniel M. Junius
                                         Senior Vice President and
                                         Chief Financial Officer

POWER OF ATTORNEY

	Each person whose signature appears below hereby authorizes and constitutes Robert J. Murray and Daniel M. Junius, and each of them singly, such person's true and lawful attorneys with full power to them, and each of them singly, to sign for such person in such person's name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, and such person hereby ratifies and confirms such person's signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                      Date
---------                  -----                      ----

ROBERT J. MURRAY
---------------------      Chairman, President and    February 22, 2002
Robert J. Murray           Chief Executive Officer
                           (principal executive
                           officer), Director

DANIEL M. JUNIUS
---------------------      Senior Vice President and  February 22, 2002
Daniel M. Junius           Chief Financial Officer
                           (principal financial and
                           accounting officer)

WILLIAM T. END
---------------------      Director                   February 22, 2002
William T. End

NEIL S. FOX
---------------------      Director                   February 22, 2002
Neil S. Fox

ROBERT L. GABLE
---------------------      Director                   February 22, 2002
Robert L. Gable

THOMAS J. MAY
---------------------      Director                   February 22, 2002
Thomas J. May

HERBERT W. MOLLER
---------------------      Director                   February 22, 2002
Herbert W. Moller

JOSEPH R. RAMRATH
---------------------      Director                   February 22, 2002
Joseph R. Ramrath

BRIAN E. STERN
---------------------      Director                   February 22, 2002
Brian E. Stern

M. ANNE SZOSTAK
---------------------      Director                   February 22, 2002
M. Anne Szostak


	The 401(k) Plan for Employees of New England Business Service, Inc. and each person whose signature appears below hereby authorizes and constitutes Robert J. Murray and Daniel M. Junius, and each of them singly, as its or his true and lawful attorneys with full power to them, and each of them singly, to sign for it or him in its or his name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, and it or he hereby ratifies and confirms its or his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

	Pursuant to the requirements of the Securities Act of 1933, the 401(k) Plan for Employees of New England Business Service, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Groton, Massachusetts, on February 22, 2002.

                                401(k) Plan for Employees of
                                New England Business Service, Inc.


                                By: ROBERT H. GLAUDEL
                                   -------------------------------
                                   Robert H. Glaudel
                                   Member of the Committee administering
                                   the 401(k) Plan for Employees of
                                   New England Business Service, Inc.

                                By: DANIEL M. JUNIUS
                                   -------------------------------
                                   Daniel M. Junius
                                   Member of the Committee administering
                                   the 401(k) Plan for Employees of
                                   New England Business Service, Inc.


                                By: ROBERT J. MURRAY
                                   -------------------------------
                                   Robert J. Murray
                                   Member of the Committee administering
                                   the 401(k) Plan for Employees of
                                   New England Business Service, Inc.

EXHIBIT INDEX

Exhibit Number                   Description
--------------                   -----------

     4.1          Certificate of Incorporation of the registrant
                  (incorporated by reference to Exhibit 7(a) to the registrant's current report on Form 8-K dated
                  October 31, 1986).

     4.2 Certificate of Merger of New England Business Service, Inc. (a Massachusetts corporation) and the registrant, dated October 24, 1986, amending the Certificate of Incorporation of the registrant by adding Articles 14 and 15 thereto (incorporated by reference to Exhibit 7(a) to the registrant's current report on Form 8-K dated October 31, 1986).

     4.3 Certificate of Designations, Preferences and Rights of Series A Participating Preferred Stock of the registrant, dated October 27, 1989 (incorporated by reference to Exhibit (3)(c) to the registrant's annual report on Form 10-K for the fiscal year ended June 30,
                  1995).

     4.4 By-laws of the registrant, as amended (incorporated by reference to Exhibit 3.2 to the registrant's annual report on Form 10-K for the fiscal year ended June 24,
                  2000).

     4.5 Specimen stock certificate for shares of Common Stock, par value $1.00 per share, of the registrant
                  (incorporated by reference to Exhibit (4)(a) to the registrant's annual report on Form 10-K for the fiscal year ended June 30, 1995).

     4.6 Amended and Restated Rights Agreement, dated as of October 27, 1989, as amended as of October 20, 1994, between the registrant and BankBoston, N.A., as rights agent, including as Exhibit B the forms of Rights Certificate Election to Exercise (incorporated by reference to Exhibit 4 to the registrant's current report on Form 8-K dated October 25, 1994).

     5            Opinion of General Counsel.

    23.1          Consent of Deloitte & Touche LLP.

    23.2 Consent of General Counsel (contained in the opinion filed as Exhibit 5 to this registration statement).

    24 Power of Attorney (included in the signature page to this registration statement).